Exhibit 99.1

Embrace Change Acquisition Corp. Announces Entering into a Definitive Merger Agreement with Tianji

San Diego, CA – January 27, 2025 – Embrace Change Acquisition Corp. (“Embrace Change”) (NASDAQ: EMCG, EMCGU, EMCGR), a publicly traded special purpose acquisition company, and Tianji Tire Global (Cayman) Limited (“Tianji,” or the “Company”), a leading tire manufacturer with operations mainly conducted by its subsidiaries based in mainland China, today announced that they have entered into a definitive merger agreement (the “Merger Agreement”) that will result in Tianji becoming a publicly listed company upon the closing of the transaction contemplated there in (the “Proposed Transaction”) on January 26, 2025. Upon closing, the combined company will be renamed “Tianji Tire Global Group (Cayman) Limited” (the “Combined Company”) and expects to list its Class A ordinary shares on Nasdaq.

Tianji is a leading tire manufacturer with operations mainly conducted by its subsidiaries based in mainland China, specializing in the design, research and development, production and sales of tires, with a primary focus on all-steel, tubeless radial tires for medium- and short-distance transportation.

Key Transaction Terms

As provided in the Merger Agreement, the merger consideration is $450 million, payable by newly-issued securities of the Combined Company valued at $10.00 per share.

Cash proceeds raised will consist of Embrace Change’s approximately $26 million in trust (assuming no redemptions by Embrace Change’s existing public shareholders) which is anticipated to support the Company’s growth capital needs and to be used for general working capital purposes. After the closing, Tianji shareholders are expected to retain a majority of the outstanding shares of the Combined Company and Tianji will designate a majority of proposed directors for the Combined Company’s board.

The Tianji management team, led by its CEO Hailong Cheng, will continue to run the Combined Company after the closing of the Proposed Transaction.

The boards of directors of Tianji, Embrace Change and Embrace Change’s two merger subsidiaries have unanimously approved the Proposed Transaction, which is expected to be completed in mid–2025, subject to, among other things, approval by Embrace Change’ and Tianji’ shareholders, and satisfaction (or waiver, as applicable) of the conditions provided in the Merger Agreement, including regulatory approvals and other customary closing conditions, including a registration statement in connection with the Proposed Transaction being declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

Additional information about the Proposed Transaction, including a copy of the Merger Agreement, will be provided in a Current Report on Form 8-K to be filed by Embrace Change with the SEC and available at www.sec.gov. Additional information about the Proposed Transaction will be described in the Registration Statement, which Embrace Change and/or its subsidiary will file with the SEC.

Advisors

Loeb & Loeb LLP, Ogier (Cayman) LLP and Beijing Dacheng Law Offices, LLP are serving as legal advisor to Embrace Change. Han Kun Law Offices LLP and Harney Westwood & Riegels are serving as legal advisor to Tianji.

About Tianji

Tianji is a leading tire manufacturer with operations mainly conducted by its subsidiaries based in mainland China, specializing in the design, research and development, production and sales of tires, with a primary focus on all-steel, tubeless radial tires for medium- and short-distance transportation. The Company’s collection of tires is curated under six renowned brands, namely the premium brand SEMES, the mid- to high-end brand Tianxin, the mass-market brands Lunaite, Aoben and GFT Rider, as well as the brand Kuangshan Jiuhao designed specifically for mining transportation. Each of these brands stands out in quality and technical performance characteristics with distinctive features and precise identities.

Founded in 2020, Tianji has successfully established an extensive presence in China, and is continuing to expand its footprint nationwide to reach more potential customers.

About Embrace Change Acquisition Corp.

Embrace Change Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Additional Information and Where to Find It

In connection with the Proposed Transaction, Embrace Change and/or its subsidiary will file with the SEC a Registration Statement on Form F-4 (as amended, the “Registration Statement”), which will include a proxy statement/prospectus. After the Registration Statement is declared effective, Embrace Change will send the proxy statement/prospectus and other relevant documents to its shareholders. This press release is not a substitute for the proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TIANJI, EMBRACE CHANGE, THE PROPOSED TRANSACTION AND RELATED MATTERS. The Registration Statement and any other relevant filed documents (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Embrace Change at https://www.Embrace Change.com/insights or upon written request at Embrace Change Acquisition Corp., 5186 CARROLL CANYON RD, SAN DIEGO, CA, 92121.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the pending transactions described herein, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the expected timing and likelihood of completion of the pending business combination, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals; (ii) risks related to the ability of Embrace Change and the Company to successfully integrate the businesses; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the applicable transaction agreements; (iv) the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of the Company or Embrace Change; (v) risks related to disruption of management time from ongoing business operations due to the Proposed Transaction; (vi) the risk that any announcements relating to the Proposed Transaction could have adverse effects on the market price of Embrace Change’s securities; (vii) the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; (viii) the Company’s estimates of expenses and profitability; and (ix) risks relating to the Combined Company’s ability to enhance its services and products, execute its business strategy, expand its customer base and maintain stable relationship with its business partners.

A further list and description of risks and uncertainties can be found in the Prospectus filed on August 9, 2022 relating Embrace Change’s initial public offering and in the Registration Statement and proxy statement that will be filed with the SEC by Embrace Change and/or its subsidiary in connection with the proposed transactions, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and Embrace Change, the Company and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions described above and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Embrace Change or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

Embrace Change and the Company, and certain shareholders of Embrace Change, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Embrace Change ordinary shares in respect of the proposed transaction. Information about Embrace Change’s directors and executive officers and their ownership of Embrace Change ordinary shares is set forth in the Prospectus filed on August 9, 2022 and filed with the SEC as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of that filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the Registration Statement/proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Tianji and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Embrace Change in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the Registration Statement/proxy statement pertaining to the proposed transaction when it becomes available for the proposed business combination.

Contacts:

Embrace Change Acquisition Corp.

contact@embracechange.top

Tianji Tire Global (Cayman) Limited

Ray Jin

ray966@msn.com

3